                                3,500,000 Shares(1)

                         PHYSICIAN SUPPORT SYSTEMS, INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT


                                                        February __, 1996

Volpe, Welty & Company
One Maritime Plaza, Suite 1100
San Francisco, California  94111
As Representative of the Several Underwriters

Dear Sirs and Madams:

          Physician Support Systems, Inc., a Delaware corporation (the "Company" or "PSS"), proposes, subject to the terms and conditions herein contained, to issue and sell 3,500,000 shares (the "Firm Shares") of its authorized but unissued common stock, $.001 par value per share (the "Common Stock"). The Company proposes to grant to the Underwriters (as defined below) an option to purchase up to 525,000 additional shares of Common Stock (the "Optional Shares" and, with the Firm Shares, collectively, the "Shares"). The Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned.

          The Company hereby confirms the agreements made with respect to the purchase of the shares by the several underwriters, named in Schedule I hereto, for whom you are acting as representative (collectively, the "Underwriters," which term shall also include any underwriter purchasing Shares pursuant to
Section 2(c) hereof). You represent and warrant that you have been authorized by each of the other Underwriters to enter into this Agreement on its behalf and to act for it in the manner herein provided.

          The Shares are being issued and sold concurrently with the acquisitions (the "Acquisitions") by the Company of (i) North Coast Health Care Management, Inc. ("NCHC") pursuant to a Stock Purchase Agreement dated September 11, 1995 (the

-------------------
(1) Plus an option to purchase from the Company up to 525,000 additional shares to cover over-allotments.





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                                      -2-



"NCHC Agreement") among the stockholders of NCHC and PSS, (ii) North Coast Account Systems ("NCAS") and Medical Dental Invoicing Services, Inc. ("MDIS") pursuant to an Asset Purchase Agreement dated September 25, 1995 (the "NCAS/MDIS Agreement" and, together with the NCHC Agreement, the "Cleveland Agreements") among NCAS, MDIS, PSS and the stockholders of NCAS and MDIS, (iii) Medical Management Support, Inc. ("MM Support") pursuant to an Amended and Restated Asset Purchase Agreement (the "MM Support Agreement") dated December 7, 1995 among MM Support, the shareholders of MM Support and PSS Medical Management Support, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, and (iv) Data Processing Systems, Inc. ("DPS") pursuant to an Asset Purchase Agreement dated October 16, 1995 (the "DPS Agreement") among DPS, McGriff Seibels & Williams, Inc. ("McGriff"), PSS-Data Processing Systems, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, and PSS. The Cleveland Agreements, the MM Support Agreement and the DPS Agreement are herein collectively referred to as the "Acquisition Agreements." References herein to the "Company" will refer to (i) PSS, before and after the Acquisitions, and (ii) each of NCHC, MDIS, MM Support and DPS before and after consummation of the Acquisitions.




            Section 1. Representations and Warranties of the Company. The Company hereby represents and warrants to the several Underwriters as of the date hereof and as of each Closing Date (as defined below) that:

            (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 33-80731), including the related preliminary prospectus, for the registration under the Securities Act of 1933, as amended (the "Securities Act") of the Shares; such registration statement, including the form of prospectus, together with all amendments thereto, has been prepared by the Company in all material respects in conformity with the requirements of the Act and the rules and regulations of the Commission thereunder. Copies of such registration statement and of each amendment thereto, if any, including the related preliminary prospectus (meeting the requirements of Rule 430A of the rules and regulations of the Commission) heretofore filed by the Company with the Commission, have been delivered to you.

            The term Registration Statement as used in this agreement shall mean such registration statement,





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                                      -3-




      including all exhibits and financial statements, all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, in the form in which it became effective, and any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission with respect to the Shares (a "Rule 462(b) Registration Statement"), and, in the event of any amendment thereto after the effective date of such registration statement (the "Effective Date"), shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended (including any Rule 462(b) Registration Statement). The term Prospectus as used in this Agreement shall mean the prospectus relating to the Shares first filed with the Commission pursuant to Rule 424(b) and Rule 430A (or if no such filing is required, as included in the Registration Statement) and, in the event of any supplement or amendment to such prospectus after the Effective Date, shall also mean (from and after the filing with the Commission of such supplement or the effectiveness of such amendment) such prospectus as so supplemented or amended. The term Preliminary Prospectus as used in this Agreement shall mean each preliminary prospectus included in such registration statement prior to the time it becomes effective.

          The Registration Statement has been declared effective under the Securities Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Company has caused to be delivered to you copies of each Preliminary Prospectus and has consented to the use of such copies for the purposes permitted by the Securities Act.

          (b) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus as being conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not have a material adverse effect on the business, business prospects, properties, condition


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                                      -4-


      (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole).




          (c) The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Registration Statement. Except as described in the Prospectus, the Company owns all of the outstanding capital stock of its subsidiaries free and clear of all claims, liens, charges and encumbrances, except that such capital stock of Spring Anesthesia Group, Inc., a wholly-owned subsidiary of PSS ("Spring"), and the subsidiaries of Spring is pledged to Meridian Bank to secure the Company's obligations due such bank. The Company and each of its subsidiaries are in possession of and operating in compliance with all material authorizations, licenses, permits, consents, certificates and orders material to the conduct of their respective businesses as described in the Prospectus, all of which are valid and in full force and effect.




          (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any materially adverse change in the business, business prospects, properties, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, other than as set forth in the Registration Statement and the Prospectus, and since such dates, except in the ordinary course of business, neither the Company nor any of its subsidiaries has entered into any material transaction not referred to in the Registration Statement and the Prospectus.

          (e) The Registration Statement and the Prospectus comply, and on the Closing Date (as hereinafter defined) and any later date on which Optional Shares are to be purchased, the Prospectus will comply, in all material respects, with the provisions of the Securities Act and the rules and regulations of the Commission thereunder; on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date the Prospectus did not and, on the Closing Date and any later


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                                      -5-


      date on which Optional Shares are to be purchased, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this subparagraph (e) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon and in conformity with information herein or otherwise furnished in writing to the Company by or on behalf of the Underwriters for use in the Registration Statement or the Prospectus.




          (f) The Company has the authorized and outstanding capital stock as set forth under the heading "Capitalization" in the Prospectus. The issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. All issued and outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company and the related notes thereto included in the Prospectus, neither the Company nor any subsidiary has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option plan (the "Stock Option Plan") and the options granted thereunder, set forth in the Prospectus accurately and fairly presents the information required by the Securities Act and the Rules and Regulations to be shown with respect to such Stock Option Plan and options.




          (g) The Shares are duly authorized and, when issued and sold to the Underwriters in accordance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable and conform to the description thereof in the Prospectus; the certificates for the Shares that are being sold by the Company are in due and proper


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                                      -6-


      form; and the holders of such shares will not be subject to personal liability by reason of being such holders.

          (h) The Shares to be issued and sold by the Company will be authorized for listing on the Nasdaq National Market upon official notice of issuance.

          (i) The Shares to be sold by the Company will be sold free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, and will conform to the description thereof contained in the Prospectus. No preemptive right, co-sale right, registration right, right of first refusal or other similar right to subscribe for or purchase securities of the Company exists with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement. No stockholder of the Company has any right which has not been waived, or complied with, to require the Company to register the sale of any shares owned by such stockholder under the Securities Act in the public offering contemplated by this Agreement. No further approval or authority of the shareholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein.

          (j) The Company and its subsidiaries (to the extent each is a party thereto) have full corporate power and authority to enter into this Agreement and the Acquisition Agreements and perform the transactions contemplated hereby and thereby. This Agreement and the Acquisition Agreements have been duly authorized, executed and delivered by the Company and each constitutes a valid and binding obligation of the Company and its subsidiaries (to the extent each is party thereto) enforceable in accordance with its terms, except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium laws affecting creditors' rights generally and except as to those provisions relating to indemnity or contribution for liabilities arising under federal and state securities laws. The making and performance of this Agreement and the Acquisition Agreements by the Company and its subsidiaries (to the extent each is a party thereto) and the consummation of the transactions contemplated hereby and thereby (i) will not violate any provisions of the Certificate of Incorporation, Bylaws or other organizational documents of the Company or any of its subsidiaries, and (ii) will not





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                                      -7-


      conflict with, result in a material breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a material default under (A) any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties may be bound or affected, or (B) any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its subsidiaries or any of their respective properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body that has not already been obtained is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the Securities Act, the Blue Sky laws applicable to the public offering of the Shares by the several Underwriters and the clearance of such offering with the NASD.



            (k) The historical consolidated financial statements and schedules of the Company and the related notes thereto included in the Registration Statement and the Prospectus present fairly on a consolidated basis the financial position of the Company and its subsidiaries as of the respective dates of such financial statements and schedules, and the results of operations and cash flows of the Company and its subsidiaries for the respective periods covered thereby. Such statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods specified, as certified by the independent accountants named in Section 9(f). No other historical financial statements or schedules are required to be included in the Registration Statement. The selected historical financial data set forth in the Prospectus under the captions "Capitalization" and "Selected Financial and Pro Forma Financial Data" fairly present the information set forth therein on the basis stated in the Registration Statement.



            (l) (i) The pro forma financial statements and other pro forma financial information (including the notes thereto) included in the Registration Statement and the






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                                      -8-

      Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) (A) have been prepared in accordance with applicable requirements of Rule 11-02 of Regulation S-X promulgated under the Act, and (B) have been properly computed on the bases described therein, (ii) the assumptions used in the preparation of the pro forma financial statements and other pro forma financial information included in the Registration Statement and the Prospectus are, to the knowledge of the Company, reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

            (m) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets,
      (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The representations and warranties given by the Company and its officers to its independent public accountants for the purpose of supporting the letters referred to in Section 9(f) are true and correct.

            (n) Neither the Company nor any of its subsidiaries is (i) in violation or default of any provision of its Certificate of Incorporation, Bylaws or other organizational documents, or (ii) in a material breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and there does not exist any state of facts which, with notice or lapse of time or both would constitute such a breach or default on the part of the Company and its subsidiaries, taken as a whole.

            (o) There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by



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                                      -9-


      the Securities Act or by the Rules and Regulations which have not been described or filed as required. The contracts so described in the Prospectus are in full force and effect on the date hereof.

          (p) Except as disclosed in the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is or, to the knowledge of the Company, is threatened to be made a party or of which property owned or leased by the Company or any of its subsidiaries is or, to the knowledge of the Company, is threatened to be made the subject, which actions, suits or proceedings could, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or the Acquisition Agreements or result in a material adverse change in the business, business prospects, properties, condition (financial or otherwise), or results of operations of the Company or its subsidiaries; and no labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent which could materially adversely affect the business, business prospects, properties, condition (financial or otherwise), or results of operations of the Company or its subsidiaries. Neither the Company nor any of its subsidiaries is a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body. Except as disclosed in the Prospectus, there are no material legal or governmental actions, suits or proceedings pending or, to the Company's knowledge, threatened against any executive officers or directors of the Company.

            (q) The Company and its subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such financial statements (or elsewhere in the Prospectus), or (ii) those which are not material in amount to the Company or its subsidiaries, and do not adversely affect the use made and proposed to be made of such property by the Company or its subsidiaries. The Company and its subsidiaries hold their leased properties under valid and binding leases. Except as disclosed in the Prospectus, the Company and its




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                                      -10-


      subsidiaries own or lease all such properties as are necessary to their operations as now conducted or as proposed to be conducted.

          (r) Since the respective dates as of which information is given in the Registration Statement and Prospectus, and except as described in or specifically contemplated by the Prospectus: (i) the Company and its subsidiaries have not (A) incurred any liabilities or obligations, indirect, direct or contingent, or (B) entered into any oral or written agreement or other transaction which in the case of (A) or (B) is not in the ordinary course of business; (ii) the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and the Company and its subsidiaries are not in default in the payment of principal or interest on any outstanding debt obligations;
      (iv) there has not been any change in the capital stock of the Company (other than upon the sale of the Shares hereunder or upon the exercise of any options or warrants disclosed in the Prospectus); (v) there has not been any material increase in the short- or long-term debt of the Company and its subsidiaries; and (vi) there has not been any material adverse change or any development involving or which may reasonably be expected to involve a prospective material adverse change, in the business, business prospects, condition (financial or otherwise), properties, or results of operations of the Company or its subsidiaries.

            (s) The Company and its subsidiaries are conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which they are conducting business, except where the failure to be so in compliance would not have a material adverse effect on the business, business prospects, properties, condition (financial or otherwise) or results of operations of the Company or its subsidiaries.

            (t) The Company and its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns, and all such tax returns are complete and correct in all material respects, and the Company and its subsidiaries have not failed to pay any taxes which were

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                                      -11-




      payable pursuant to said returns or any assessments with respect thereto. The Company has no knowledge of any tax deficiency which has been or is likely to be threatened or asserted against the Company or its subsidiaries which, if determined adversely to the Company or any of its subsidiaries, is reasonably likely to have a material adverse effect on business, business prospects, properties, condition (financial or otherwise) or results of operations of the Company or its subsidiaries.




          (u) The Company has not distributed, and will not distribute prior to the later to occur of (i) completion of the distribution of the Shares, or
      (ii) the expiration of any time period within which a dealer is required under the Securities Act to deliver a prospectus relating to the Shares, any offering material in connection with the offering and sale of the Shares other than the Prospectus, the Registration Statement and any other materials permitted by the Securities Act and consented to by the Underwriters.


          (v) Each of the Company and its subsidiaries maintains insurance of the types and in the amounts generally deemed adequate for their business, including, but not limited to, directors' and officers' insurance, insurance covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect. Neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for, and the Company and its subsidiaries have no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its businesses at a cost that would not materially adversely affect the business, business prospects, properties, condition (financial or otherwise) or results of operations of the Company or its subsidiaries.

          (w) Neither the Company nor any of its subsidiaries nor any of their employees or agents has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any foreign, federal or state governmental


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                                      -12-

      officer or official or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

          (x) The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

          (y) The Company has caused (i) each of its executive officers and directors as set forth in the Prospectus and (ii) each beneficial holder of more than 1% of the outstanding Common Stock (including shares issuable upon the exercise or conversion of any option, warrant or other security) to furnish to the Underwriters an agreement in form and substance satisfactory to Volpe, Welty & Company (which consent shall not be unreasonably withheld) pursuant to which each such party has agreed that during the period of one hundred eighty (180) days after the date the Registration Statement becomes effective, without the prior written consent of Volpe, Welty & Company, such party will not (i) offer, sell, contract to sell, make any short sale, pledge or otherwise dispose of, directly or indirectly, any shares of the Common Stock, options to acquire Common Stock or securities convertible into or exchangeable for, or any other rights to purchase or acquire, the Common Stock (including, without limitation, Common Stock of the Company which may be deemed to be beneficially owned in accordance with the rules and regulations of the Commission) other than the exercise or conversion of outstanding options, warrants or convertible securities; or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences or ownership of Common Stock, whether any such transaction described in (i) or (ii) is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided, however, that bona fide gift transactions and transfers which will not result in any change in beneficial ownership may be permitted if the transferee enters into a lock-up agreement in substantially the same form covering the remainder of the lock-up period.

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                                        -13-

          (z) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba.

          (aa) Except as specifically disclosed in the Prospectus, the Company and its subsidiaries have sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals and governmental authorizations to conduct their businesses as now conducted; the expiration of any trademarks, trade names, patent rights, copyrights, licenses, approvals or governmental authorizations would not have a material adverse effect on the business, business prospects, properties, condition (financial or otherwise) or results of operations of the Company or its subsidiaries; the Company has no knowledge of any infringement by the Company or its subsidiaries of trademark, trade name rights, patent rights, copyrights, licenses, trade secret or other similar rights of others; and no claims have been made or, to the knowledge of the Company, are threatened against the Company or its subsidiaries regarding trademark, trade name, patent, copyright, license, trade secret or other infringement which, if determined adversely to the Company or its subsidiaries, would be reasonably likely to have a material adverse effect on the business, business prospects, properties, condition (financial or otherwise) or results of operations or prospects of the Company and its subsidiaries.

          (ab) Except as disclosed in the Prospectus, (i) the Company and its subsidiaries are in compliance in all material respects with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws") which are applicable to their respective businesses, (ii) neither the Company nor any of its subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws, (iii) no facts currently exist that will require the Company or any of its subsidiaries to make future material capital expenditures to comply with Environmental Laws, and (iv) to the knowledge of the Company, no property which is or has been owned, leased or occupied by the Company or any of its subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended
      (42 U.S.C. 'ss' 9601, et


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                                      -14-

      seq.), or otherwise designated as a contaminated site under applicable state or local law.

          (ac) Neither the company nor any of its subsidiaries is (a) an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, or
      (b) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (ad) Neither the Company nor any agent thereof acting on behalf of the Company has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Shares to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

          Section 2. Purchase of the Shares by the Under- writers.

          (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell 3,500,000 of the Firm Shares to the several Underwriters, and each of the Underwriters agrees to purchase from the Company the respective number of Firm Shares set forth opposite its name in Schedule I. The price at which such Firm Shares shall be sold by the Company and purchased by the several Underwriters shall be $___ per share. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraphs (b) and
(c) of this Section 2, the agreement of each Underwriter is to purchase only the respective number of shares of the Firm Shares specified in Schedule I.



          (b) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company grants an option to the several Underwriters to purchase, severally and not jointly, up to 525,000 Optional Shares from the Company at the same price per share as the Underwriters shall pay for the Firm Shares. Said option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the thirtieth day after the date of this Agreement upon written or telegraphic notice by you to the Company setting forth the aggregate number of Optional Shares as to which the several Underwriters are exercising the option. Delivery of certificates for the Optional Shares, and payment therefor, shall be made as provided in Section 4 hereof. The number of Optional Shares to be purchased by each Underwriter shall be the same percentage of the total number of Optional Shares to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Shares, as adjusted by you in such manner as you deem advisable to avoid fractional shares.




          (c) If for any reason one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 or 9 hereof) to purchase and pay for the number of Shares agreed to be purchased by such Underwriter or Underwriters on either the First Closing Date or the Subsequent Closing Date (as defined in Sections 4(a) and (b), respectively), the non-defaulting Underwriters shall have the right within 24 hours to purchase, or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon between you and such purchasing Underwriter or Underwriters and upon the terms herein set forth, all or any part of the Shares which such defaulting Underwriter or Underwriters agreed to purchase on such date. If the non-defaulting Underwriters fail so to make such arrangements with respect to all such Shares and portion, the number of Shares which each non-defaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis to absorb the remaining Shares and portion which the defaulting Underwriter or Underwriters agreed to purchase; provided, however, that the non-defaulting Underwriters shall not be obligated to purchase the Shares and portion which the defaulting Underwriter or Underwriters agreed but failed to purchase if the aggregate number of such Shares exceeds 10% of the total number of Shares which all Underwriters agreed to purchase hereunder on such date. If the total number of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase exceeds the above percentage, the non-defaulting Underwriters and the Company shall have the right, within 24 hours next succeeding the 24-hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to you for purchase of such Shares and portion on the terms herein set forth. In any such case, either you or the Company shall have the right to postpone the Closing Date determined as provided in Section 4 hereof for not more than seven business days after the date originally fixed as the Closing Date pursuant to Section 4 in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If the aggregate number of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase exceeds 10% of the total number of Shares which all Underwriters agreed to purchase hereunder and neither the non-defaulting Underwriters nor the Company shall make arrangements within the latter 24-hour period stated above for the purchase of all of the Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph (c), and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.




          Section 3. Offering by Underwriters.

          (a) The terms of the initial public offering by the Underwriters of the Shares to be purchased by them shall be as set forth in the Prospectus. The Underwriters may from time to time change the public offering price after the closing of the initial public offering and increase or decrease the concessions and discounts to dealers as the Underwriters may determine.

          (b) The information (insofar as such information relates to the Underwriters) set forth in the last paragraph on the front cover page of the Prospectus relating to the Shares and the third and sixth paragraphs under "Underwriting" in the Registration Statement, any Preliminary Prospectus and the Prospectus relating to the Shares constitutes the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, and the Prospectus, and you on behalf of the respective Underwriters represent and warrant to the Company that the statements made therein are correct.

          Section 4. Delivery of and Payment for the Shares.

          (a) Delivery of certificates for the Firm Shares and the Optional Shares (if the option granted by Section 2(b) hereof shall have been exercised not later than 7:00 A.M., San

Francisco time, on the date two business days preceding the Closing Date), and payment therefor, shall be made at the office of Howard, Darby & Levin, 1330 Avenue of the Americas, New York, New York 10019, at 10:00 A.M., New York time, on the third full business day after the date of this Agreement, or at such time on such other day, not later than seven full business days after such third full business day, as shall be agreed upon in writing by the Company and you. The date and hour of such delivery and payment of the Firm Shares (which may be postponed as provided in Section 2(c) hereof) are herein called the "First Closing Date."




          (b) If the option granted by Section 2(b) hereof shall be exercised after 7:00 a.m., San Francisco time, on the date two business days preceding the Closing Date, delivery of certificates for the shares of Optional Shares, and payment therefor, shall be made at the office of Howard, Darby & Levin, 1330 Avenue of the Americas, New York, New York 10019, at 10:00 A.M., New York time, on the third full business day after the exercise of such option (the "Subsequent Closing Date" and, together with the First Closing Date, the "Closing Date"). The date and hour of such delivery and payment of the Optional Shares may be postponed as provided in Section 2(c) hereof.

          (c) Payment for the shares purchased from the Company shall be made to the Company by (i) one or more certified or official bank check or checks in next day funds (and the Company agrees not to deposit any such check in the bank on which drawn until the day following the date of its delivery to the Company) or (ii) federal funds wire transfer, provided that on the Closing Date the Company agrees to reimburse Volpe, Welty & Company for one day of interest on such amount at the federal funds rate plus any additional bank fees. Such payment shall be made upon delivery of certificates for the shares to you for the respective accounts of the several Underwriters against receipt therefor signed by you. Certificates for the shares to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least two business days before the First Closing Date or the Subsequent Closing Date, as the case may be. Such certificates will be made available to the Underwriters for inspection, checking and packaging at the offices of Howard, Darby & Levin on the business day prior to the applicable Closing Date.

          It is understood that you, individually and not on behalf of the Underwriters, may (but shall not be obligated to) make payment to the Company for shares to be purchased by any

Underwriter whose check shall not have been received by you on the First Closing Date or the Subsequent Closing Date for the account of such Underwriter. Any such payment by you shall not relieve such Underwriter from any of its obligations hereunder.

          Section 5. Covenants of the Company. The Company covenants and agrees as follows:

          (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) and (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you shall have reasonably objected in writing or which is not in compliance with the Securities Act or the rules and regulations of the Commission.

          (b) The Company will promptly notify you in the event of (i) the request by the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (iii) the institution or notice of intended institution of any action or proceeding for that purpose, (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the shares for sale in any jurisdiction, or (v) the receipt by it of notice of the initiation or threatening of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance of such a stop order and, if such an order shall at any time be issued, to obtain the withdrawal thereof at the earliest possible moment.

          (c) The Company will (i) on or before the First Closing Date, deliver to you a signed copy of the Registration Statement as originally filed and of each amendment thereto filed prior to the time the Registration Statement becomes effective and, promptly upon the filing thereof, a signed copy of each post-effective amendment, if any, to the Registration Statement (together with, in each case, all exhibits thereto unless previously furnished to you) and will also deliver to you, for distribution to the Underwriters, a sufficient number of additional conformed copies of each of the foregoing (but without exhibits) so that one copy of each may be distributed to each Underwriter, (ii) as promptly as possible deliver to you and send to the several Underwriters, at such office or offices as you may designate, as many copies of the Prospectus as you may reasonably request, and (iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, likewise send to the Underwriters as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended prospectus, filed by the Company with the Commission, as you may reasonably request for the purposes contemplated by the Securities Act.

          (d) If at any time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer any event relating to or affecting the Company, or of which the Company shall be advised in writing by you, shall occur as a result of which it is necessary, in the opinion of counsel for the Company or of counsel for the Underwriters, to supplement or amend the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser of the Shares, the Company will notify you and will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to such purchaser, not misleading. If, after the initial public offering of the Shares by the Underwriters and during such period, the Underwriters shall propose to vary the terms of offering thereof by reason of changes in general market conditions or otherwise, you will advise the Company in writing of the proposed variation, and, if in the opinion either of counsel for the Company or of counsel for the Underwriters such proposed variation requires that the Prospectus be supplemented or amended, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus setting forth such variation. The Company authorizes the Underwriters and all dealers to whom any of the shares may be sold by the several Underwriters to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Shares in accordance with the applicable provisions of the Securities Act and the applicable rules and regulations thereunder for such period.

          (e) Prior to the filing thereof with the Commission, the Company will submit to you, for your information, a copy of any post-effective amendment to the Registration Statement and any supplement to the Prospectus or any amended prospectus proposed to be filed.

          (f) The Company will cooperate, when and as requested by you, in the qualification of the Shares for offer and sale under the securities or blue sky laws of such jurisdictions as you may designate and, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, in keeping such qualifications in good standing under said securities or blue sky laws; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the shares.

          (g) During a period of five years commencing with the date hereof, the Company will furnish to you, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to shareholders of the Company and of all information, documents and reports filed with the Commission (including the Report on Form SR required by Rule 463 of the Commission under the Securities Act).

          (h) Not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the Effective Date, the Company will make generally available to its security holders an earnings statement in accordance with Section 11(a) of the Securities Act and Rule 158 thereunder.

          (i) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, including all costs and expenses incident to (i) the preparation, printing and filing with the Commission and the National Association of Securities Dealers, Inc. ("NASD") of the Registration Statement, any Preliminary Prospectus and the Prospectus, (ii) the furnishing to the Underwriters of copies of any Preliminary Prospectus and of the several documents required by paragraph
      (c) of this Section 5 to be so furnished, (iii) the printing of this Agreement and related documents delivered to the Underwriters, (iv) the preparation, printing and filing of all supplements and amendments to the Prospectus referred to in paragraph (d) of this Section 5, (v) the furnishing to you and the Underwriters of the reports and information referred to in paragraph (g) of this Section 5, (vi) the printing and issuance of stock certificates, including the transfer agent's fees, and
      (vii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company or its subsidiaries.

          (j) The Company agrees to reimburse you, for the account of the several Underwriters, for blue sky fees and related disbursements (including fees and disbursements of Cahill Gordon & Reindel, counsel for the Underwriters, relating thereto, and cost of printing memoranda for the Underwriters) paid by or for the account of the Underwriters or their counsel in qualifying the shares under state securities or blue sky laws and in the review of the offering by the NASD.

          (k) The provisions of paragraphs (i) and (j) of this Section are intended to relieve the Underwriters from the payment of the expenses and costs which the Company hereby agrees to pay.

          (l) The Company hereby agrees that, without the prior written consent of Volpe, Welty & Company, the Company will not, for a period of 180 days following the Effective Date, (i) offer, sell, contract to sell, make any short sale, pledge, or otherwise dispose of, directly or indirectly, any shares of Common Stock or any options to acquire shares of Common Stock or securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock (including without limitation, Common Stock of the Company which may be deemed to be beneficially owned in accordance with the rules and regulations of the Commission) other than the exercise or conversion of outstanding options, warrants or convertible securities or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences or ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided, however, that bona fide gift transactions and transfers which will not result in any change in beneficial ownership may be permitted if the transferee enters into a lock-up agreement in substantially the same form covering the remainder of the lock-up period. The foregoing sentence shall not apply to (A) the shares to be sold to the Underwriters pursuant to this Agreement, (B) shares of Common Stock issued by the Company upon the exercise of options granted under the Stock Option Plan, as described in footnote (4) to the table under the caption "Capitalization" in the Preliminary Prospectus, and (C) options to purchase Common Stock granted under the Stock Option Plan.


          (m) If at any time during the 25-day period after the Effective Date any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price for the Shares has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), and you so advise the Company in writing, and the Company, in its sole judgment, determines to issue a press release or other public statement concerning such rumor, publication or event, the Company will consult with you before issuing, and provide you with the opportunity to review and comment upon, any such press release or other public statement.




          (n) The Company is familiar with the Investment Company Act of 1940, as amended, and has in the past conducted its affairs, and will in the future conduct its affairs, in such a manner to ensure that the Company was not and will not be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

          (o) The Company will use its reasonable efforts to maintain the inclusion of the Common Stock on the Nasdaq National Market (or on a national securities exchange) for a period of three years after the effective date of the Registration Statement.




          Section 6. Indemnification and Contribution.

          (a) The Company agrees to indemnify and hold harmless each Underwriter and each person (including each partner or officer thereof) who controls any Underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the common law or otherwise, and the Company agrees to reimburse each such Underwriter and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (1) the indemnity agreement of the Company contained in this paragraph (a) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of any Underwriter for use in any Preliminary Prospectus or the Registration Statement or the

Prospectus or any such amendment thereof or supplement thereto, and (2) the indemnity agreement contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the shares which is the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Shares a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) unless the failure is the result of noncompliance by the Company with paragraph (c) of Section 5 hereof. The indemnity agreement of the Company contained in this paragraph (a) and the representations and warranties of the Company contained in Section 1 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Shares.

          (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its officers who signs the Registration Statement on his own behalf or pursuant to a power of attorney, each of its directors, each other Underwriter and each person (including each partner or officer thereof) who controls the Company or any such other Underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or

(ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of such indemnifying Underwriter for use in the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto. The indemnity agreement of each Underwriter contained in this paragraph (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Shares.

          (c) Each party indemnified under the provision of paragraphs (a) and
(b) of this Section 6 agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, it will promptly give written notice (the "Notice") of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in such paragraphs shall be available to any party who shall fail so to give the Notice if, and to the extent, the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and was materially prejudiced by the failure to give the Notice, but the omission so to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (the "Notice of Defense") to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; provided, however, that (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties (which counsel shall be Cahill Gordon & Reindel or such other counsel reasonably satisfactory to the indemnifying party or parties) shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties and (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under paragraphs (a) through (c) of this Section 6 and Section 7 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that (A) the indemnifying party or parties shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause (i) of the proviso to the preceding sentence, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties, and (B) the indemnifying party or parties shall bear such other expenses as it or they have authorized to be incurred by the indemnified party or parties. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for reasonable legal or other reasonable expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding. Each indemnified party, as a condition of the indemnity agreements contained in Sections 6(a) and 6(b), shall cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its prior written consent (which consent shall not be unreasonably withheld or delayed). Notwithstanding the immediately preceding sentence, if in any case where the fees and expenses of counsel are at the expense of the indemnifying party and an indemnified party shall have requested the indemnifying party to reimburse the indemnified party for such fees and expenses of counsel as incurred, such indemnifying party agrees that it shall be liable for any settlement of any action effected without its written consent if
(i) such settlement is entered into more than ten business days after the receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall have failed to reimburse the indemnified party in accordance with such request for reimbursement prior to the date of such settlement.

          (d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) of this Section 6, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraph (a) or (b) of this Section 6 (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering of the shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the shares received by the Company and the total underwriting discount received by the Underwriters, as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the shares. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

          The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of the foregoing paragraph. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the foregoing paragraph shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation, preparing to defend or defending against any action or claim which is the subject of this paragraph (d). Notwithstanding the provisions of this paragraph
(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this paragraph (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in paragraph (c) of this Section 6).

          (e) The Company will not, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Underwriter or any person who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of such Underwriter and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

          Section 7. Reimbursement of Certain Expenses. In addition to their other obligations under Section 6 of this Agreement, the Company hereby agrees to reimburse on a quarterly basis the Underwriters for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) of Section 6 of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 7 and the possibility that such payments might later be held to be improper; provided, however, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and (ii) such persons shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

          Section 8. Termination. This Agreement may be terminated by you at any time prior to the First Closing Date by giving written notice to the Company in accordance with Section 9, or if after the date of this Agreement trading in the Common Stock shall have been suspended, or if there shall have occurred (i) the engagement in hostilities or an escalation of major hostilities by the United States or the declaration of war or a national emergency by the United States on or after the date hereof if the effect of such engagement, escalation or declaration would, in the Underwriters' reasonable judgment, make the offering or the delivery of the Shares impracticable, (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change in economic or political conditions in the financial markets of the United States would, in the Underwriters' reasonable judgment, make the offering or delivery of the shares impracticable, (iii) suspension of trading in securities generally or a material adverse decline in value of securities generally on the New York Stock Exchange, the American Stock Exchange, or The Nasdaq Stock Market, or limitations on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange or system, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other governmental authority which in the Underwriters' reasonable judgment materially and adversely affects or will materially or adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by either federal or New York State authorities, (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Underwriters' reasonable judgment has a material adverse effect on the securities markets in the United States or (vii) (A) the Company or its subsidiaries shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference has had or has a material adverse effect, or (B) there shall have been any event or development that, individually or in the aggregate, has or could be reasonably likely to have a material adverse effect (including without limitation a change in control of the Company), except in each case as described in the Prospectus (exclusive of any amendment or supplement thereto), which, in either case described in (A) or (B), in the Underwriters' reasonable judgment, would make the offering or delivery of the Shares impracticable. If this Agreement shall be terminated pursuant to this
Section 8, there shall be no liability of the Company to the Underwriters and no liability of the Underwriters to the Company; provided, however, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 5 hereof.

            Section 9. Conditions of Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Shares shall be subject to the performance by the Company of all its obligations to be performed hereunder at or prior to the First Closing Date or the Subsequent Closing Date, as the case may be, and to the following further conditions:

          (a) The Registration Statement shall have become effective; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings therefor have been instituted, or shall be pending or threatened by the Commission; and to the best knowledge of the respective signers, no proceedings for that purpose are contemplated under the Securities Act.



          (b) The legality and sufficiency of the sale of the Shares hereunder and the validity and form of the certificates representing the Shares, all corporate proceedings and other legal matters incident to the foregoing, and the form of the Registration Statement and of the Prospectus (except as to the financial statements contained therein), shall have been approved at or prior to the First Closing Date and the Subsequent Closing Date, as the case may be, by Cahill Gordon & Reindel, counsel for the Underwriters.


          (c) You shall have received from Howard, Darby & Levin, counsel for the Company, and from Powell, Goldstein, Frazer & Murphy, healthcare counsel for the Company, opinions, addressed to the Underwriters and dated the First Closing Date, covering the matters set forth in Annex A and Annex B hereto, respectively, and if Optional Shares are purchased at any date after the First Closing Date, additional opinions from each such counsel, addressed to the Underwriters and dated the Subsequent Closing Date, confirming that the statements expressed as of the First Closing Date in such opinions remain valid as of the Subsequent Closing Date.



          (d) (i) As of the Effective Date, the statements made in the Registration Statement and the Prospectus shall be true and correct, and neither the Registration Statement nor the Prospectus shall omit to state any material fact required to be stated therein or necessary in order to make the statements therein, respectively, not misleading, (ii) since the Effective Date, no event shall have occurred which should have been set forth in a supplement or amendment to the Prospectus which has not been set forth in such a supplement or amendment, (iii) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there shall not have been any material adverse change or any development involving a prospective material adverse change in or affecting the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and, since such dates, except in the ordinary course of business, neither the Company nor any of its subsidiaries shall have entered into any material transaction not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, (iv) neither the Company nor any of its subsidiaries shall have any material contingent obligations which shall not be disclosed in the Registration Statement and the Prospectus,
      (v) there shall not be any pending or known threatened legal proceedings to which the Company or any of its subsidiaries is a party or of which property of the Company or any of its subsidiaries is the subject which is material and which is not disclosed in the Registration Statement and the Prospectus, (vi) there shall not be any franchises, contracts, leases or other documents which are required to be filed as exhibits to the Registration Statement which have not been filed as required, (vii) the representations and warranties of the Company herein shall be true and correct in all material respects as of the First Closing Date or the Subsequent Closing Date, as the case may be, and (viii) there has not been any material change in political, financial or economic conditions from those reasonably foreseeable as to render it impracticable in your reasonable judgment to make a public offering of the Shares, or a material adverse decline in value of securities generally which render it inadvisable to proceed.





          (e) You shall have received on the First Closing Date and the Subsequent Closing Date a certificate, dated the First Closing Date or the Subsequent Closing Date, as the case may be, and signed by the Chief Executive Officer and the Chief Operating and Financial Officer of the Company, stating that the respective signers of said certificate have carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus contained therein and any supplements or amendments thereto, and that the statements included in clauses (i) through (vii) of paragraph (d) of this Section 9 are true and correct.





          (f) You shall have received from Deloitte & Touche LLP, a letter or letters, addressed to the Underwriters and dated the First Closing Date and the Subsequent Closing Date, as the case may be, confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and based upon the procedures described in their letter delivered to you concurrently with the execution of this Agreement (the "Original Letter"), but carried out to a date not more than three business days prior to the First Closing Date or the Subsequent Closing Date (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the First Closing Date or the Subsequent Closing Date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of the Original Letter or to reflect the availability of more recent financial statements, data or information. The letters shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company or any of its subsidiaries which, in your sole judgment, makes it impractical or inadvisable to proceed with the public offering of the shares or the purchase of the Optional Shares as contemplated by the Prospectus.

          (g) You shall have received from Deloitte & Touche LLP a letter stating that their review of the Company's and its subsidiaries' systems of internal accounting controls, to the extent they deemed necessary in establishing the scope of their examination of the Company's and its subsidiaries' financial statements as of September 30, 1995, did not disclose any weakness in internal controls that they considered to be material weaknesses.

          (h) You shall have been furnished evidence in usual written or telegraphic form from the appropriate authorities of the several jurisdictions, or other evidence satisfactory to you, of the qualification referred to in paragraph (f) of Section 5 hereof.

          (i) Prior to the Closing Date, the shares to be issued and sold by the Company shall have been duly authorized for listing by the Nasdaq National Market upon official notice of issuance.

          (j) On or prior to the First Closing Date, you shall have received from all directors, officers, and beneficial holders of more than 1% of the outstanding Common Stock agreements, in form reasonably satisfactory to Volpe, Welty & Company, stating that without the prior written consent of Volpe, Welty & Company, such person or entity will not, for a period of 180 days following the Effective Date (i) offer, sell, contract to sell, make any short sale, pledge, or otherwise dispose of, directly or indirectly, any shares of Common Stock or any options to acquire shares of Common Stock or securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock (including without limitation, Common Stock of the Company which may be deemed to be beneficially owned in accordance with the rules and regulations of the Commission) other than the exercise or conversion of outstanding options, warrants or convertible securities or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences or ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; provided, however, that bona fide gift transactions and transfers which will not result in any change in beneficial ownership may be permitted if the transferee enters into a lock-up agreement in substantially the same form covering the remainder of the lock-up period.

          (k) The Acquisitions and all other transactions contemplated by the Acquisition Agreements shall be consummated simultaneously with or prior to the Closing Date.

          (l) On or prior to the First Closing Date, the Underwriter and counsel for the Underwriter shall have reviewed such further opinions, certificates, documents or all other information as they may have reasonably requested from the Company.

          All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if counsel for the Underwriters shall be satisfied that they comply in form and scope.

          In case any of the conditions specified in this Section 9 shall not be fulfilled, this Agreement may be terminated by you by giving notice to the Company. Any such termination shall be without liability of the Company to the Underwriters and without liability of the Underwriters to the Company; provided, however, that (i) in the event of such termination, the Company agrees to indemnify and hold harmless the

Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 5 hereof, and (ii) if this Agreement is terminated by you because of any refusal, inability or failure on the part of the Company to perform any agreement herein, to fulfill any of the conditions herein, or to comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will promptly reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of Cahill Gordon & Reindel, counsel for the Underwriter) that shall have been incurred by them in connection with the transactions contemplated hereby.

          Section 10. Conditions of the Obligation of the Company. The obligation of the Company to deliver the shares shall be subject to the conditions that (a) the Registration Statement shall have become effective and
(b) no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission.

          In case either of the conditions specified in this Section 10 shall not be fulfilled, this Agreement may be terminated by the Company by giving notice to you. Any such termination shall be without liability of the Company to the Underwriters and without liability of the Underwriters to the Company; provided, however, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (i) and
(j) of Section 5 hereof.

          Section 11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of the Company and the several Underwriters and, with respect to the provisions of Section 6 hereof, the several parties (in addition to the Company and the several Underwriters) indemnified under the provisions of said Section 6, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the shares from any of the several Underwriters.

          Section 12. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing or by telegraph and, if to the Underwriters, shall be mailed, telegraphed or delivered to Volpe, Welty & Company, One Maritime Plaza, 11th Floor, San Francisco, California 94111; and if to the Company, shall be mailed, telegraphed or delivered to it at its office, Route 230 and Eby Chiques Road, Mt. Joy, Pennsylvania 17538, Attention: Hamilton
F. Potter III, with a copy to Howard, Darby & Levin, 1330 Avenue of the Americas, New York, New York 10019, Attention: Kelly Vance, Esq. All notices given by telegraph shall be promptly confirmed by letter.

          Section 13. Miscellaneous. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers, and (c) delivery and payment for the Shares under this Agreement; provided, however, that if this Agreement is terminated prior to the First Closing Date, the provisions of Section 5 hereof shall be of no further force or effect, except the provisions of paragraphs (i), (j) and (k), which shall remain in full force and effect.

          Section 14. Applicable Law. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAW.


          Section 15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this

Agreement may be waived, only by a writing signed by the Company and you.

          If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed copies hereof, whereupon it will become a binding agreement among the Company and the several Underwriters, including you, all in accordance with its terms.

                                    Very truly yours,

                                    Physician Support Systems, Inc.


                                    By:
                                       ------------------------------
                                       Name:
                                       Title:


The foregoing Underwriting
Agreement is hereby confirmed
and accepted by us in San
Francisco, California as of
the date first above written.


Volpe, Welty & Company


Acting for ourselves and as
Representative of the several
Underwriters named in the
attached Schedule A




By:
   -------------------------------
     Partner

                                   Schedule I

                                  UNDERWRITERS



                                                      Number of
                                                       Shares
                                                        to Be
Underwriters                                          Purchased
------------                                          ---------
Volpe, Welty & Company






            Total: ...............................    3,500,000

